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                                                                    EXHIBIT 21.1


                  SUBSIDIARIES OF AMERICAN COMMERCIAL LINES LLC

                                                      STATE OR JURISDICTION OF
            SUBSIDIARY                              INCORPORATION OR ORGANIZATION
            ----------                              -----------------------------
ACL Finance Corp.                                             Delaware
American Commercial Barge Line LLC                            Delaware
ACBL Liquid Sales LLC                                         Delaware
American Commercial Logistics LLC                             Delaware
American Commercial Terminals LLC                             Delaware
American Commercial Terminals-Memphis LLC                     Delaware
Jeffboat LLC                                                  Delaware
Vessel Leasing LLC                                            Delaware
ACBL Hidrovias Ltd.                                            Bermuda
Louisiana Dock Company LLC                                    Delaware
Houston Fleet LLC                                             Delaware
American Commercial Lines International LLC                   Delaware
Orinoco TASA LLC                                              Delaware
Orinoco TASV LLC                                              Delaware
ACBL Venezuela Ltd.                                            Bermuda
ACBL de Venezuela C.A.                                        Venezuela
ACBL Riverside Terminals C.A.                                 Venezuela
ACBL Dominicana S.A.                                     Dominican Republic
Ryland S.A.                                                    Uruguay
ACBL do Brasil Holdings, S.A.                                  Uruguay
Amazonas Holdings, S.A.                                        Uruguay
DHC Uruguay S.A.                                               Uruguay
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